CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                  Exhibit 10.4.6

                           GEOTHERMAL RESOURCES LEASE

         THIS LEASE is entered into this 18th day of November, 1983, by and between s SIERRA PACIIC POWER COMPANY, a Nevada corporation ("Lessor"), and
GEOTHERMAL DEVELOPMENT ASSOCIATES, a Nevada corporation ("Lessee").

         1. INTEREST GRANTED:

               In consideration of the covenants and agreements contained herein, Lessor hereby grants and leases to Lessee the exclusive right and privilege to drill for, extract, produce, remove, utilize, sell, and dispose of geothermal steam and associated geothermal resources as defined in NRS 322.005,
(hereinafter called "geothermal resources"), in or under that certain parcel of property located in Washoe County, Nevada, and consisting of approximately thirty (30) acres, as more particularly described in Exhibit "A," which is attached hereto and incorporated herein by reference, together with:

               (a) The non-exclusive right to conduct within the leased area geological and geophysical exploration;

               (b) The right to construct or erect and to use, operate, and maintain within the leased area, together with ingress and egress thereupon, all wells, pumps, pipes, pipe lines, buildings, plants, sumps, brine pits, reservoirs, tanks, waterworks, pumping stations, roads, electric power generating plants, transmission lines, industrial facilities, electric telegraph or telephone lines, and such other works and structures and to use so much of the surface of the land as may be necessary or reasonably
               convenient for the production, utilization, and processing of geothermal resources or for the full enjoyment of the rights granted by this Lease, subject to applicable laws and
               regulations. Although the use of the leased area for an electric generating plant and/or transmission facilities is authorized hereunder, the location of such facilities and the terms of occupancy therefor shall be set forth in a separate agreement between the parties.

               (c) The non-exclusive right to drill potable water wells in accordance with Nevada statutory water laws within the leased area and to use the water produced therefrom for operation of the leased lands, free of costs, provided

               that such drilling and development are conducted in such a way that they do not interfere with Lessor's activities on the leased land.

               (d) The right, without the payment of royalties hereunder, to reinject into the leased lands geothermal resources and
               condensates to the extent that such resources and condensates are not utilized, but their reinjection is necessary for operation under this Lease in the recovery or processing of geothermal resources. If the Lessee, pursuant to a plan approved by the
               Nevada Division of Environmental Protection, disposes of the useable brine and waste products into underlying formations, it may do so without the payment of royalties.

               All of the activities described above shall be conducted for the primary purpose of the generation of electrical power through the use of geothermal resources. Nothing in this Lease shall be construed as prohibiting the use, for other purposes, of spent geothermal resources produced on the leased property.

         2. TERM:

               The term of this Lease shall commence upon the date of its execution and subject to the conditions set forth below shall continue for a term of twenty (20) years and for so long thereafter as geothermal resources are produced or utilized in commercial quantities on the leased property, or lands pooled or unitized therewith.

         3. RENTALS AND ROYALTIES:

               (a) Annual Rental. For each lease year prior to the commencement of production of geothermal resources in commercial quantities on the leased lands, the Lessee shall pay the Lessor on or before the anniversary date of the lease a rental of *** Dollars ($***)
               per acre or a fraction thereof. If no production of electrical energy has been achieved on the leased property by the end of the third year of the lease term, and the parties have not entered into a written agreement to extend the lease term, this Lease shall automatically terminate as to both parties.

               (b) After Lessee has commenced the production of electrical energy, Lessee may, at its option, suspend or defer such
               production. If Lessee does not then resume production within one year, Lessee shall pay rent for the year, in arrears, as
               described in Paragraph 3(a) hereinabove. If production is
               suspended

*** Confidential material redacted and filed separately with the Commission.

                                      -2-

               for more than eighteen (18) months at any one time, this
               agreement shall terminate automatically as to both parties.

               (c) Royalty. On or before the last day of the calendar month after the month of commencement of production in commercial quantities of geothermal resources and thereafter on a monthly basis, the Lessee shall pay to the Lessor:

                    (i) A royalty of *** percent (*** %) of the gross sales of electricity from a power plant built upon or utilizing geothermal resources from the leased lands, or land pooled or utilized therewith.

                    (ii) A royalty of *** percent (*** %) on the gross sales
               price of geothermal resources, or associated energy, produced and sold, or utilized for non-electric commercial purposes from this
               Lease.

                    (iii) A royalty of *** percent (***%) of the value of any
               geothermal resources produced on the leased land, or land pooled or utilized therewith, and utilized by Seller for the
               production of a product other than electricity. The value of said resource shall be considered equal to the Lessor's
               then-applicable sales price for the amount of natural gas
               necessary to produce an equivalent number of British Thermal
               Units (BTU's).

                    (iv) A royalty of *** percent (*** %) of the gross sales
               price of any by-product derived from production under this Lease and sold. In the event Lessee elects to process by-products before sale, Lessor's royalty share shall bear its proportionate share of such processing costs. For the purpose of this Lease, the value of any such by-product shall be the sales price or, if there is no sales price, the sales prices of any end product, the production of which involves the utilization of such a
               by-product.

         4. TAXES AND ASSESSMENTS:

               Lessee shall pay all taxes levied against its improvements on the leased land. Lessor shall pay its royalty share, and Lessee shall pay the remaining portion of any and all taxes assessed on geothermal resources from the leased land in the following manner:

               (a) Commencing with the effective date of this Lease and prior to the actual production of geothermal resources, Lessor shall pay and bear its royalty share,

*** Confidential material redacted and filed separately with the Commission.

                                      -3-

               and Lessee shall pay and bear the remaining portion of any and all taxes attributable to an assessment of geothermal resources on said leased land.

               (b) After the commencement of production of geothermal resources from the leased land, Lessor shall pay its royalty share, and
               Lessee shall pay the remaining portion of any and all taxes assessed upon geothermal resources and also of all severance, production, license, and other taxes and assessments levied or assessed on account of the production of geothermal resources from the leased land.

               In the event Lessor's royalty share of such taxes exceeds
one-half of the amount of Lessor's rental shut-in royalty and/or royalty payments hereunder for the year in which such taxes are payable, Lessee shall advance such excess on Lessor's behalf and recoup such advance out of one-half of Lessor's royalty income once commercial production has commenced on the leased lands. Lessor shall pay before delinquency all other taxes and assessments on the leased land and improvements. However, Lessee is hereby authorized to pay any taxes and assessments on behalf of Lessor and may, if it so desires, deduct the amounts so paid from royalties or monies due Lessor hereunder.

         5. WELLS:

               (a) Lessee shall not drill or operate water wells or take water in such a way as to injure water wells, ponds or reservoirs of
               Lessor or interfere with or restrict the supply of water to
               Lessor or its tenants for domestic, livestock or agricultural use. If Lessee elects to permanently abandon any well drilled by
               Lessee or the leased land, Lessor shall have the option of requiring in writing that Lessee turn over such well to Lessor, and at that time Lessor shall pay Lessee for the salvage value of the material and equipment in and on said well. If Lessor so elects, Lessee agrees to plug such well at the bottom of the surface casing according to the requirements of the State
               Engineer in order to prevent contamination of freshwater bearing formations as a result of Lessee's drilling operations.

               (b) Subject to the terms of this Paragraph 5, within six (6)
               months after abandonment of any well, including those
               abandonments resulting from termination of this Lease, Lessee shall remove all machinery, material and

                                      -4-

               structures used in connection with said well and not used in its other operations, if any, on the leased land, and shall fill in and level off all excavations, pits, or other alterations to the surface of the leased land caused in connection with said well, and, insofar as practical, shall restore the leased land and the means of ingress and egress to as good a condition as existed when Lessee commenced operations under this Lease, except
               reasonable wear and tear, acts of nature and conditions beyond the control of Lessee.

         6. COMINGLING, POOLING AND UNITIZATION:

               (a) Lessee shall have the right to comingle (for purposes of storing, transporting, handling, utilizing, selling or
               processing) geothermal resources produced or extracted from the leased land and lands pooled, unitized or combined therewith, with similar substances produced or extracted from other lands or units. In the event of such comingling, Lessee shall meter, gauge or measure, according to prevalent industry standards, the production from the leased land, or from the unit or units including the leased land or other units or lands, as applicable, and compute and pay Lessor's royalty attributable to Lessor's land on the basis of such production as so determined or
               allocated.

               (b) Lessee may, as a recurring right for drilling, development or operating purposes, pool, unitize, or combine all or part of the leased land into a unit with any other land or lands (whether held by Lessee or others), whether or not adjacent or contiguous, which Lessee desires to develop or operate as a unit. Such a unit shall be officially created upon Lessee's filing in the official records of Washoe County a notice of such unitization, describing said unit. Any well (whether or not Lessee's well) commenced, drilled, drilling and/or producing or being capable of producing in any part of such unit shall for all purposes of this Lease be deemed a well commenced, drilled, drilling and/or producing on the leased land, and the Lessee shall have the same rights and obligations with respect thereto and the drilling and producing operations upon the lands from time to time included within any such unit as Lessee would have if such lands constituted the leased lands; provided, however, that

                                      -5-

               notwithstanding this or any other provision or provisions of this
               Lease to the contrary:

                    (i) Production as to which royalty is payable from any such well or wells drilled upon any such unit, whether located on the leased land or other lands, shall be allocated to the leased land in the proportion that the acreage of the leased land in such unit bears to the total acreage of such unit. Such allocated portion thereof shall for all purposes be considered as having been produced from the leased land, and the royalty payable under this Lease with respect to the leased land in such unit shall be payable only upon that proportion of production so allocated, and

                    (ii) If taxes of any kind are levied or assessed (other than taxes on the surface and on Lessor's improvements), any portion of which is chargeable to Lessor under the provisions of this
               Lease, then this share of such taxes to be borne by Lessor shall be in proportion to the share of the production from such unit allocated to the leased land.

         7. RESERVATIONS TO LESSOR:

               All rights in the leased area not granted to Lessee by this Lease are hereby reserved to Lessor. Without limiting the generality of the foregoing, such reserved rights include:

               (a) Disposal - the right to sell or otherwise dispose of the surface of the leased lands or any resource in the leased lands under existing laws, or laws hereinafter enacted, subject to the rights of the Lessee under this Lease.

               (b) Rights of Way - the right to authorize geological and
               geophysical explorations on the leased land which do not
               interfere with or endanger actual operations under this Lease and the right to grant such easements or rights of way for joint or several use upon, through, or in the leased area for steam lines and other public or private purposes which do not interfere with or endanger planned or actual operations or facilities
               constructed under this Lease.

               (c) Mineral Rights - the ownership of the right to extract minerals, oil, hydrocarbon gas, and helium from the leased lands.

                                      -6-

               (d) Casing - the right to acquire the well and casing at the fair market value of the casing where the Lessee finds only potable water, and such water is not required in lease operations.

               (e) Measurements - the right to measure geothermal resources and to sample any production thereof.

         8. DEFAULT AND TERMINATION:

               Whenever the Lessee fails to comply with any of the terms and provisions of this Lease, and does not commence to remedy such failure within ninety (90) days after receipt of written notice from Lessor, the Lessor may (a)
suspend operations until the requested action is taken to correct the non-compliance, or (b) cancel this Lease by delivering written notice of its intent to do so to Lessee. Such cancellation shall be effective immediately upon delivery of said notice. The following property shall be excepted from any Lease termination hereunder as a result of default: (a) each and any well then capable of producing in commercial quantities the substances covered by this Lease, and in respect to which Lessee is not in default; and (b) rights of way and easements across lands subject to such Lease termination, which rights of way and easements are necessary for conducting Lessee's operations on or in the vicinity of the lands retained, including sites for electric generating units.

               Lessee may terminate this Lease at any time upon six (6) months written notice to Lessor. During the six-month period, Lessee shall remove all generation equipment and plant, treat all wells in accordance with the appropriate provisions of Paragraph 5 above, and return the leased land to a condition as near as possible to its state prior to Lessee's entry thereon.

         9. INDEMNIFICATION:

               The Lessee shall indemnity and hold harmless Lessor, its
officers, agents and employees from any and all claims for liability of any kind arising from or connected with Lessee's activities and operations under this
Lease. Lessee shall pay to the person beneficially interested in the damaged object all damages caused by Lessee's operations on the surface of the leased land, including but not limited to damages to growing crops, pasture and improvements on the leased land, or to animals or livestock. Lessee agrees to take reasonable steps to prevent its operations from:

               (a) Causing or contributing to soil erosion, or to the injury to soil conserving structures on the leased land;

                                      -7-

               (b) Polluting the waters of reservoirs, springs, streams or water wells on the leased land;

               (c) Damaging crops or pasture, consistent with the purposes of this Lease; or

               (d) Harming or injuring in any way the animals or livestock owned by Lessor or his tenants, or kept or pastured on the leased land, including the erection and maintenance of fences, gates and cattle guards where necessary for such purposes.

               In no event shall Lessor be indemnified for liability or loss resulting from its sole negligence.

         10. CONDEMNATION:

               Eminent domain proceedings resulting in the condemnation of a part of the premises leased herein, but leaving the remaining premises reasonably useable by Lessee for the purposes of the activities described in
Paragraph 1 above, will not terminate this Lease unless Lessor and Lessee mutually agree to such termination. The effect of any such partial condemnation will be to terminate the Lease as to the portion of the premises condemned, and the Lease of the remainder of the premises shall remain intact. Lessee hereby assigns and transfers to Lessor any claim it may have to compensation for damages or award as a result of any condemnation, that does not materially impair its ability to carry out the activities described in Paragraph 1.

         11. PERMITTING:

               Lessee shall obtain and maintain any and all permits, licenses, and governmental approvals necessary for the conduct of Lessee's activities on the leased land. All labor to be performed and material to be furnished in the operations hereunder shall be at the sole cost and expense of Lessee, and Lessee shall hold Lessor free and harmless from liability thereunder. Lessee shall keep the leased premises fully protected against any and all liens of every character arising from or connected with Lessee's operations hereunder.

         12. ASSIGNMENTS AND SUBLEASES:

               (a) Neither party shall voluntarily assign this Lease without the prior written consent of the other party, unless the assignment is to a partnership in which one of the parties to this Lease is a general partner.

                                      -8-

               (b) In the event that either party to this Lease wishes to assign this Lease to a corporation or other entity, which does not fall into subsection (a) above, said party shall provide the other party with written notice of such intent. Said written notice shall describe the financial structure and assets of the
               potential assignee in sufficient detail to permit the noticed party to evaluate the effect of the assignment on its interest in this Lease and the even-dated Agreement For the Purchase and Sale of Electricity executed by the parties hereto. The noticed party shall have thirty (30) days from its receipt of the notice to consent or refuse to consent to the assignment. Failure to give written consent or refusal within said thirty-day period shall be deemed consent by the noticed party. In no event shall consent to any assignment be unreasonably withheld.

               (c) In the event Lessee is contemplating an assignment such as described in subsection (b) above, Lessor shall have a prior right to regain Lessee's rights under the Lease, together with any and all related improvements, at the price and on the terms of the intended assignment. Lessor may exercise this right by notifying Lessee of its intent to do so by the end of the
               thirty-day period described in subsection (b) above. Such notice shall also be deemed a refusal of consent to the assignment of
               Lessee's rights to a third party.

               Subject to the provisions of this Paragraph, all obligations hereunder shall be binding upon, and every benefit hereof shall inure to, the heirs, executors, administrators, successors and assigns of the respective parties hereto.

         13. NOTICES:

               Lessor may give any notice or deliver any document hereunder to
Lessee by mailing the same by registered mail addressed to Lessee at:

                           Geothermal Development Associates
                           251 Ralston Street
                           Reno, Nevada 89503

or by delivering the same in person to the above-referenced address Lessee.
Lessee may give any notice or deliver any document hereunder to Lessor by mailing the same by registered mail addressed to Lessor at:

                           Sierra Pacific Power Company
                           Attention: Max Jones

                                      -9-

                           P.O. Box 10100
                           Reno, Nevada 89520

or by delivering the same to Lessor in person. For purposes of this Paragraph, either party may change its address by written notice to the other. In case of any notice or document delivered by registered mail, the same shall be deemed delivered when deposited in any U.S. Post Office, properly addressed as herein provided, with postage fully prepaid. Lessee may make any payment due Lessor to
Lessor personally or by mail at the address of Lessor given above.

         14. CONDITION:

               The obligations of both parties under this Lease are conditioned upon the Public Service Commission of Nevada's approval of the pricing provisions in the parties' even-dated Agreement for the Purchase and Sale of
Electricity as a portion of Lessor's purchased power costs. If such approval is not received, this Lease shall be considered null and void.

///
///
///
///
///
///
///

               IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                             LESSOR:

                                             SIERRA PACIFIC POWER COMPANY

                                             By  /s/ Indecipherable
                                               ---------------------------------
                                             Title:  Sr. Vice President
                                                   -----------------------------

                                             LESSEE:

                                             GEOTHERMAL DEVELOPMENT
                                              ASSOCIATES

                                      -10-

                                             By  /s/ G. Martin Booths
                                               ---------------------------------
                                             Title: President
                                                    ----------------------------

                                      -11-

                               SECOND AMENDMENT TO
                           GEOTHERMAL RESOURCES LEASE

     THIS AGREEMENT is entered into as of the date of its execution by and between SIERRA PACIFIC POWER COMPANY, A Nevada Corporation ("Lessor") and FAR
WEST HYDROELECTRIC FUND, LTD., a Utah Limited Partnership ("Lessee").

1. RECITALS. This Amendment is based on the following facts:

     a. On November 18, 1983, Lessor and Geothermal Development Associates
     entered into an Agreement for the Purchase and Sale of Electricity ("the
     Original Power Purchase Agreement") and a Geothermal Resources Lease ("the
     Lease") for a geothermal generation project to be located near Steamboat
     Springs, Nevada. The parties amended the Lease on January 7, 1985, and the
     Original Power Purchase Agreement on March 6, 1987. Both the Original Power
     Purchase Agreement, as amended, and the Lease, as amended, are currently in effect.

     b. Through a series of assignments, to which Lessor consented, Far West
     Hydroelectric Fund, Ltd. is the current Lessee under the Lease, as well as the Seller under the Original Power Purchase Agreement.

     c. Far West Capital, Inc. wishes to construct a geothermal generating facility which consists of a 2.0 MW gross (1.8 MW net) expansion at the
     Steamboat Project ("Plant") on the land subject to the Lease, the output of which will be sold to Lessor pursuant to a new Long-Term Agreement for the
     Purchase and Sale of Electricity of even date herewith ("the New Power
     Purchase Agreement"). Lessor and Lessee wish to amend the Lease to accommodate the Plant on the leased property and delineate a method of calculating royalty payments to be made by Lessee on the output of the
     Plant.

     d. Lessee intends to sublease a portion of the leased property to Far West
     Capital, Inc.

In consideration of these facts, the parties agree as follows:

2. AMENDED PROVISION. Section 3(c) (i) of the Lease is hereby amended to read as follows:

                                       1

     3.(c) ROYALTY - At the end of the Billing Period during which the initial production of geothermal resources in commercial quantities from the Plant
     ("the Initial Operation") occurs and at the end of each monthly Billing
     Period thereafter, the Lessee shall pay Lessor royalties calculated as follows:

          (i) A royalty of *** percent (***%) on the gross sales of electricity from the 7.5 MW gross (5 MW net), plant which is the subject of the
     Original Power Purchase Agreement.

          (ii) A royalty, calculated as set forth in Exhibit B, on the gross sales of electricity from the Plant for the previous Billing Period which is the subject of the New Power Purchase Agreement.

          (iii) A royalty of *** percent (***%) on the gross sales of electricity from any other power plant built upon or utilizing geothermal resources from the leased lands, or land pooled or unitized therewith.

      A "Billing Period" shall mean the time period between established meter reading dates.

3. STATUS OF AMENDMENT. It is expressly understood and agreed by the parties hereto that this Amendment is supplemental to the Lease. It is further understood and agreed that all the terms, conditions and provisions of the
Lease, unless specifically modified herein, are to apply to this Amendment and are made a part of this Amendment as though they were expressly written, incorporated and included herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment this
29th day of October 1988.

                                        LESSOR:

                                        SIERRA PACIFIC POWER COMPANY

                                        By  /s/ Gerarld Canning
                                          --------------------------------------

*** Confidential material redacted and filed separately with the Commission.

                                       2

                                        Title: Vice President Electric Resources
                                               ---------------------------------

                                        LESSEE:

                                        FAR WEST HYDROELECTRIC FUND LTD.

                                        By  /s/ Indecipherable
                                          --------------------------------------
                                        Title:  Gen. Partner
                                              ----------------------------------
                                        Date: 10/27/88
                                              ----------------------------------

                                       3

                               THIRD AMENDMENT TO
                           GEOTHERMAL RESOURCES LEASE

THIS THIRD AMENDMENT to Geothermal Resources Lease is entered into as of the date of its execution, by and between Sierra Pacific Power Company, a Nevada corporation ("Lessor") and Far West Electric Energy Fund, L.P., a Delaware
limited partnership (formerly Far West Hydroelectric Fund, Ltd. a Utah limited partnership before its change of name and change of domicile) ("Lessee").

                                    RECITALS.

     a. On November 13, 1983, Lessor and Geothermal Development Associates
entered into an Agreement for the Purchase and Sale of Electricity (the
"Original Power Purchase Agreement"). As the result of a series of assignments consented to by Lessor, Lessee has become the seller under the Original Power
Purchase Agreement, which Agreement was amended on March 6, 1987.

     b. An unrecorded Geothermal Resources Lease dated November 18, 1983, was executed by Sierra Pacific Power Company as Lessor, and Geothermal Development
Associates, as Lessee, as disclosed by a Memorandum of Lease by and between
Sierra Pacific Power Company and Geothermal Development Associates dated January
7, 1985, and recorded in Book 2115, page 321, as Document No. 971913 of said
Official Records (the "Lease"). Said Lease was amended by an unrecorded Letter
Amendment by and between Sierra Pacific Power Company and Geothermal Development
Associates dated January 7, 1985, as disclosed by the above Memorandum of Lease and by an Amended Memorandum of Lease by and between the same parties dated
January 7, 1985, and recorded in Book 2116, page 812, as Document No. 972684 of said Official Records. Said Lease was assigned by Geothermal Development
Associates to Ormat Systems Inc. by an Assignment of Lease dated September 26,
1985, and recorded in Book 2272, page 643 as Document 1043163 of said Official
Records, further assigned by Ormat Systems Inc. to Bonneville Pacific
Corporation by an Assignment of Lease dated September 26, 1985, and recorded in
Book 2272, page 647 as Document No. 1043164 of said Official Records, further assigned by Bonneville Pacific Corporation to Far West Capital, Inc. ("FWC") by
an Assignment of Lease dated December 12, 1985, and recorded in Book 2272, page
750 as Document No. 1043167 of said Official Records, and further assigned by
FWC to Far West

                                       1

Hydroelectric Fund, Ltd. by Assignment of lease dated December 12, 1985, and recorded in Book 2272, page 756, as Document No. 1043168 of said Official
Records, all of said assignments being disclosed by that certain Memorandum of
Lease, Assignments of Lease and Purchase Agreement by and among Geothermal
Development Associates, Ormat Systems Inc., Bonneville Pacific Corporation, FWC,
Far West Hydroelectric Fund, Ltd. and Sierra Pacific Power Company dated
December 31, 1985, and recorded in Book 2317, page 368 as Document 1062824 of said Official Records. Said Lease was further amended by a Second Amendment to
Geothermal Resources Lease by and between Sierra Pacific Power Company and Far
West Hydroelectric Fund, Ltd. dated October 29, 1988.

     c. Lessee constructed and is operating a five megawatt geothermal power plant ("Original Power Plant") on the leased property which is delivering power to the Lessor under the Original Power Purchase Agreement.

     d. Lessor entered into a Long Term Agreement for the Purchase and Sale of
Electricity with FWC (the "1-A Power Purchase Agreement") dated October 29,
1988, and a Special Facilities Agreement ("Special Facilities Agreement") dated
October 29, 1988. The 1-A Power Purchase Agreement, and the Special Facilities
Agreement both relate to the 1.8 MW expansion of the Original Power Plant (the
"1-A Expansion"). The 1-A Expansion is located on the leased property which is subleased to FWC. FWC has now assigned its rights and interests in the 1-A Power
Purchase Agreement and the Special Facilities Agreement to 1-A Enterprises, a
Nevada General Partnership ("1-A") and Lessor consented to said assignments on
August 18, l989.

     e. Lessee and 1-A have requested and Lessor has agreed that certain portions of the Lease be modified or clarified.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1. Section 3(c) of the Lease is hereby amended to add the following:

     (v) Any such payments made under this section shall be made by Lessee within thirty (30) days of receipt of an invoice from Lessor requesting said payment. Should Lessee fail to pay the amount of such invoice, Lessor may offset future payments to Lessee under the applicable Original Power Purchase Agreement or the 1-A Power Purchase Agreement by such amount. Such rights shall apply only to amounts that become due and payable pursuant to this Lease, as amended.

                                       2

2. Section 12 of the Lease is hereby amended to read as follows:

12. ASSIGNMENTS AND SUBLEASES:

     a. Neither party shall voluntarily assign this Lease without the prior written consent of the other party, unless the assignment is to a partnership in which one of the parties to this Lease is a general partner.

     b. In the event that either party to this Lease wishes to assign this Lease to a corporation or other entity, which does not fall into subsection (a) above, said party shall provide the other party with written notice of such intent.
Such written notice shall describe the financial structure and assets of the potential assignee in sufficient detail to permit the noticed party to evaluate the effect of the assignment on its interest in this Lease and the even-dated
Agreement For The Purchase and Sale of Electricity executed by the parties hereto. The noticed party shall have thirty (30) days from its receipt of the notice to consent or refuse to consent to the assignment. Failure to give written consent or refusal within said thirty-day period shall be deemed consent by the noticed party. In no event shall consent to any assignment be unreasonably withheld.

     c. In the event Lessee is contemplating an assignment such as described in subsection (b) above, Lessor shall have a prior right to regain Lessee's rights under the Lease, together with any and all related improvements, at the price and on the terms of the intended assignment. Lessor may exercise this right by notifying Lessee of its intent to do so by the end of the thirty-day period described in subsection (b) above. Such notice shall also be deemed a refusal of consent to the assignment of Lessee's rights to a third party. Subject to the provisions of this paragraph, all obligations under this Lease as amended shall be binding upon, and every benefit hereof shall inure to, the heirs, executors, administrators, successors, and assigns of the respective parties thereto.

     d. Subject to subsections (a), (b), and (c) above, which refer to a complete assignment of interest, from time to time and with prior written notice to Lessor and without Lessor's consent, Lessee's leasehold estate in the leased land and Lessee's right, title and interest as tenant in the Lease as amended may be assigned for security purposes and be encumbered by one or more deeds of trust, mortgages, security agreements, sale-and-leaseback arrangements, leveraged leases or other security instruments or devices to secure a debt or debts or other similar obligation or obligations.

                                       3

     e. From time to time and with the prior written consent of the Lessor, the
Lessee or its Sublessee may enter into Subleases of the leased property. Any
Sublessee may with notice to the Lessor and the Lessee but without their consent may encumber its subleasehold interest by one or more deeds of trust, mortgages, security agreements, sale-and-leaseback arrangements, leveraged leases or other security instruments or devices to secure a debt or debts or other similar obligation or obligations.

3. Lessor hereby grants to Lessee and its successors, assigns and sublessees the right to use the easement, 45.0 feet in width described in that certain Basement
Agreement dated October 18, 1971, and recorded November 3, 1971, as Document No.
224422 at Book 589, page 533 in the Official Records of Washoe County, Nevada, for roadway and electric utility purposes over, upon and across the property described therein and subject to the terms thereof, which Easement Agreement is attached hereto as Exhibit C and made a part hereof.

4. It is expressly understood and agreed by the parties hereto that this
Amendment is supplemental to the Lease. It is further understood and agreed that all of the terms, conditions and provisions of this Lease, as amended, unless specifically modified herein, are to apply to this Amendment and are made a part of this Amendment as though they were expressed, incorporated and included herein.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                                    LESSOR:
                                                    SIERRA PACIFIC POWER COMPANY

                                                    By /s/ Indecipherable
                                                       ------------------------
                                                    Title: Sr. Vice President
                                                           --------------------

                                                    LESSEE:

                                                    GEOTHERMAL DEVELOPMENT
                                                    ASSOCIATES

                                                    By /s/ Indecipherable
                                                       ------------------------
                                                    Title: President
                                                           --------------------

                                       4

                                   EXHIBIT "A"

     All that real property situate in the County of Washoe, State of Nevada, more particularly described as follows:

     PARCEL 1

     Beginning at the one-quarter corner between Sections 28 and 29, Township
     18, North, Range 20 East, M.D.B.&M., running thence North 583 feet to the south side of the county highway right of way then along said right of way
     South 69 DEG. 58' West 257 feet; thence along said right of way North 81
     DEG. 30' West 176.10 feet; thence South 520 feet; thence East 415.50 feet to the place of beginning; all of said described land is situated in the
     Southeast quarter of the Southeast quarter of the Northeast quarter of
     Section 29, Township 18 North, Range 20 East, M.D.B.&M.

     PARCEL 2

     The East half of the Northeast quarter of the Southeast quarter of Section
     29, Township 18 North, Range 20 East, M.D.B.&M., according to the official plat.

     EXCEPTING FROM SAID PARCEL 2 the following described real property, and subject to the condition that Lessee's use of the remainder of Parcel 2 shall not cause subsidence or in any way damage Lessor's facilities presently constructed or to be constructed on the following described real property:

     Commencing at the one-quarter corner between Sections 28 and 29, T18N,
     R20E, MDB & M; thence South 413.40 feet along the East line of said Section
     29; thence West 188.0 feet to the True Point of Beginning; thence South
     77.0 feet; thence East 85.5 feet; thence South 410.0 feet; thence West
     460.0 feet; thence North 410.0 feet; thence East 85.5

     feet; thence North 272.0 feet; thence East 289.0 feet; thence South 195.0 feet to the True Point of Beginning. Containing 6.13 acres, more or less.

                                                                    Continued...

Exhibit "A" continued:

     PARCEL 3

     A portion of the Southeast one-quarter (SE 1/4) of the Northeast one-quarter (NE 1/4), and a portion of the Southwest one-quarter (SW 1/4)
     of the Northeast one-quarter (NE 1/4), all in Section 29, Township 18
     North, Range 20 East, M.D.B.&M., Washoe County, Nevada, described as follows:

     Beginning at a point marked by an iron pin on the South line of the North one-half (N 1/2) of Section 29, Township 18 North, Range 20 East,
     M.D.B.&M., said point further described as being the Southwest corner of a
     5.0 acre tract described by Document No. 174192, recorded in Book 236 of
     Deeds,

     Records of Washoe County, Nevada from which point the East one-quarter (SE
     1/4) corner of said Section 29 bears South 89 DEG. 41' East 415.5 feet
     (being East 415.5 according to said deed).

     Thence, North 52 DEG. 07' West 673.26 feet more or less to a point on the
     Southerly right of way line of the Mount Rose Highway;

     Thence South 57 DEG. 37'30" West 759.97 feet more or less along the
     Southerly right of way line of said highway to a point on the South line of the North one-half (N 1/2) of said Section 29;

     Thence, South 89 DEG. 41' East 1173.24 feet more or less along the South line of the North one-half (N 1/2) of said Section 29, to the point of beginning.

                          Sierra Pacific Power Company

                                  MAX L. JONES
                              Senior Vice President
                      Planning, Engineering & Construction

                                                                 January 7, 1985

G. Martin Booth, III.
President
Geothermal Development Associates
251 Ralston Street
Reno, Nevada

Dear Mr. Booth:

     As you discussed on the telephone with Peggy Glodowski this past Friday,
Sierra Pacific would like to amend Exhibit "A" to the Geothermal Resource Lease executed by Geothermal Development Associates (GDA) and Sierra Pacific on
November 18, 1983. The amendment would consist of the addition of the attached page to the existing Exhibit A. The added page excepts Sierra's substation site from the lease with regard to surface occupancy and other activities of GDA. The existing map would remain the same, as would all terms and conditions of the lease other than those modified or impacted by the new page.

     If you agree with the amendment and its terms, please indicate by signing on the line provided below and returning an executed original to me. A duplicate original is enclosed for your files.

                                             Sincerely,

                                             /s/ Max L. Jones
                                             -----------------------------------
                                                 MAX L. JONES

ACCEPTED AND APPROVED:

/s/ G. Martin Booth
-----------------------------------
G. Martin Booth, III
Geothermal Development Associates

                                                                          [LOGO]

            P.O. BOX 10100/REN0, NEVADA 89520/TELEPHONE 702/789.4500

                                                              Exhibit A P.1 of 2

                            [Graphic: Area Plat Map]

                                       16

                                                            Exhibit A, P. 2 of 2

Excepting from the property shown on Page 1 of this Exhibit "A", all rights to surface occupancy of Parcel 2 described below, and further accepting rights to drill or utilize geothermal steam and associated geothermal resources in such a way as to cause subsidence or in any way damage Lessor's facilities located on said Parcel 2.

Parcel 2:

The east one-half of the Northeast one-quarter of the Southeast one-quarter (E
1/2 NE 1/4 SE 1/4) of Section 29, T18N, R20E, MDB&M.

Excepting from the above the following described parcel;

Commencing at the one-quarter corner between Sections 28 and 29; T18N, R20E,
MDB & M;

Thence South 413.40 feet along the East line of said Section 29;

Thence West 188.0 feet to the True Point of Beginning;

Thence South 77.0 feet;

Thence East 85.5 feet;

Thence South 410.0 feet;

Thence West 460.0 feet;

Thence North 410.0 feet;

Thence East 85.5 feet;

Thence North 272.0 feet;

Thence East 289.0 feet;

Thence South 195.0 feet to the True Point of Beginning.

Containing 6.13 acres, more or less.

Remaining area of Parcel 2 containing 13.98 acres, more or less.

Escrow No. 40_110-JP

                                                                     Exhibit C
                                                                     Page 1 of 3

                               EASEMENT AGREEMENT
                               -------- ---------

     THIS AGREEMENT, made and entered into this 18th day of October, 1971, by and between NEVADA COMSTOCK ENTERPRISES, hereinafter called Grantor and SIERRA
PACIFIC POWER COMPANY, a Nevada corporation, hereinafter called Grantee,

                                  WITNESSETH:

     WHEREAS, Grantor does own that certain property hereinafter describe in
Washoe County, Nevada; and

     WHEREAS, grantor has agreed to grant an easement 45.0 feet in width for roadway and electric utility purposes over, upon and across the parcel of land hereinafter described; and

     WHEREAS, in consideration of such conveyance, Grantor has agreed to pay the owner the sum of Four Thousand Four Hundred  Dollars  ($4,400.00) as and for the
easement  price of the  following  described  property;

     NOW THEREFORE, for and in consideration of the mutual promises, covenants and conditions hereinafter contained, the Grantor hereby grants an easement 45.0 feet in width for roadway and electric utility purposes over, upon and across the parcel of land hereinafter described, subject to the terms as hereinafter set forth.

     (1) Grantor hereby agrees to execute and deliver to the escrow agent, Title
Insurance and Trust Company, 160 West Liberty Street, Reno, Nevada, an easement agreement over, upon and across the following described real property situate in the County of Washoe, State of Nevada, to-wit:

     A portion of the South one-half of the Northwest one-quarter (S 1/2 NW 1/2)
     of Section 28, T 18 N, R 20 E, M.D.B. & M.

     Beginning at a concrete monument designated as the West one-quarter corner of said Section 28; thence North 00(degrees)08'47" West along the westerly boundary line of said Section 28 as shown on Record of Survey #210116,
     Official Records of Washoe County, Nevada, 1014.22 feet to the southeasterly right of way line of Nevada State Route 27 (Mt. Rose
     Highway); thence along said right of way line North 57(degrees)37'30" East
     53.19 feet; thence South 00(degrees)08'47" East 1042.95 feet; thence North
     89(degrees)41'00" West 45.0 feet to the point of beginning. Containing
     1.063 acres, more or less

WHEN RECORDED MAIL TO:
Sierra Pacific Power Company
P.O. Box 10100 Reno, Nevada 89510

--------------------------------------

                                                                     Exhibit C
                                                                     Page 2 of 3

     (2) Grantee agrees to deposit the sum of Four Thousand Four Hundred Dollars
($4400.00) with above named escrow agent to be paid to the Grantor upon issuance of Grantee of fully executed easement agreement including signatures, company seal notarization of signatures.

     (3) Grantee agrees to bear all costs of the acquisition.

     (4) Granted agrees that the easement acquired through this agreement will be utilized for a road and electric utility lines and that the Grantor will have permission to cross over said property in location or locations mutually agreed upon.

     (5) Grantor does hereby reserve the right to the use of said 45.0 foot easement insofar as said use shall not interfere with the construction, operation and maintenance of Grantee's road and utility facilities. Said use shall especially consist of (1) the right to install, grant and improve two dedicatable right of ways over and across said 45.0 foot easement for roadway purposes: (2) the right to install a commercial driveway from said 45.0 foot easement to the Mt Rose Highway: (3) the right to install landscaping and parking on said 45.0 foot easement insofar as said landscaping and parking shall not interfere with Grantee's use of its road and utility facilities, said landscaping and parking rights to be cancellable upon 30 day's notice from
Grantee at such time as Grantee may need more space for it's utility facilities:
(4) the right to use said 45.0 foot easement for agricultural purposes insofar as said use shall not interfere with Grantee's road and utility operation and maintenance, and: (5) the right to use said 45.0 foot easement for utility purposes insofar as said use will not interfere with Grantee's use of it's roadway and utility facilities. It is further agreed and understood that all construction rights reserved in this document are to be at locations acceptable to Grantee and at no cost to said Grantee.

                                                                     Exhibit C
                                                                     Page 3 of 3

     (6) It is agreed that Grantor will save and hold harmless Grantee or its successors from loss, damage or liability which Grantee or its agents or employees may sustain by reason of any injury or damage to the person or property of another caused by the above said use of said easement.

     (7) It is agreed that Grantee will save and hold harmless Grantor or its successors from loss, damage and liability which Grantor or its agents or employees may sustain by reason of any injury or damage to the person or property of another caused by the construction, operation or maintenance of said roadway and electric utility lines.

     (8) Grantor and Grantee agree that this agreement shall constitute the major instructions to Title Insurance and Trust Company, 160 W. Liberty Street,
Reno, Nevada.

     (9) This agreement is binding upon the heirs, successors, executors and assigns of the respective parties hereto.

     IN WITNESS WHEREOF, the parties hereto have cause these presents to be executed the day and year first above written.

NEVADA COMSTOCK ENTERPRISES                   SIERRA PACIFIC POWER COMPANY

by: /s/ Edward I. Thayer                      by: /s/ R. S. Leighton
    -----------------------------                 ----------------------------
    Edward I. Thayer                              R. S. Leighton

                                                      [NOTARY SEAL]

STATE OF CALIFORNIA       )
                           ss.
COUNTY OF LOS ANGELES     )

On October 27, 1971 personally appeared before me
a Notary Public EDWARD I. THAYER
who acknowledged that he executed the within instrument.

                                                  /s/ Jack Steinberg
                                                  ---------------------------
                                                  Jack Steinberg

                                                      [NOTARY SEAL]

STATE OF NEVADA           )
                           ss.
COUNTY OF WASHOE          )

On October 18, 1971 personally appeared before me
a Notary Public R. S. LEIGHTON
who acknowledged that he executed the within instrument.